Exhibit 16.1

DELOITTE	Deloitte & Touche LLP Two Wold Financial Center New York, NY 10281-1414 USA Tel: +1212 436 2000 Fax: +1212 436 5000 www.deloitte.com

November 15, 2006
Securities and Exchange Commission
100 F Street, N.E
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Systemax Inc.'s Form 8-K dated November 14, 2005 and have the following comments:

1.	We agree with the statements made in the first, second, third, fourth, and fifth paragraphs of the Form 8-K.

2.	We have no basis upon which to agree or disagree with the statement made in the sixth paragraph of the Form 8-K.

Yours truly,

/s/ Deloitte & Touche LLP